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Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987
Joseph Pawlowski
Treasurer
716-857-6904

RELEASE DATE: Immediate October 16, 2001

NATIONAL FUEL ANNOUNCES APPROVAL OF MODIFIED
COMPENSATION PLANS DURING SPECIAL MEETING OF SHAREHOLDERS

(October 16, 2001) BUFFALO, NEW YORK: National Fuel Gas Company (NYSE: NFG) (“National Fuel”) today announced during its special meeting of shareholders that its shareholders overwhelmingly approved compensation-plan amendments that would, among other things, permit National Fuel to convert outstanding Stock Appreciation Rights (“SARs”) into a different form of incentive compensation and eliminate all future awards of SARs under those plans.

        The plan amendments were approved by approximately 75% of the 30.5 million shares voted. For purposes of the meeting, National Fuel had approximately 40 million shares of common stock outstanding, which amounts to approximately 80 million shares after the two-for-one stock split effective September 7, 2001. The company has no preferred stock outstanding.

        National Fuel is an integrated energy company with $3.6 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing and Timber. Additional information about National Fuel is available at http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Media Contact: Julie Coppola Cox 716-857-7079
Analyst Contact: Margaret M. Suto 716-857-6987